UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                   333-90272               56-1940918
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-0747

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Davidson Leasehold Transaction
------------------------------

On January 26, 2006, TexTerra Exploration Partners, LP, a newly formed limited partnership of which Terra Resources, Inc. (a first tier subsidiary of Terra Insight Corporation, a wholly-owned subsidiary of CompuPrint, Inc.) is the general partner, entered into agreements in furtherance of transactions pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. The Farmout Agreement regards the development of the Richard Bellows 1280-acre oil and gas lease, covering two 640 acre tracts in La Salle County, Texas. Davidson Energy, L.L.C. and Johnson Children's Trust No. 1 obtained the Bellows Lease by assignment from the original lessees, Darrel Canion and Marian Canion and from other prior estate holders (Main Plaza Corporation, Jarret B. Meuth and William R. Meuth, Jr who had reserved a mineral fee estate). TexTerra's leasehold interest is subject to an approximate 25% royalty interest to the assignors to Davidson and the Johnson Children's Trust, leaving an approximately 75% net revenue interest to be split between Davidson Energy and the Johnson Children's Trust, on the one hand, and TexTerra, on the other hand.

Subject to the conditions set forth in the Farmout Agreement, Davidson Energy and Johnson Children's Trust is to assign to TexTerra a 70% working interest (70% of the 75% net revenue interest) in and to the Railroad Commission spacing unit (a defined area around a well hole under Texas law). The purchase price for TexTerra's 70% working interest is TexTerra's agreement to pay up to the budgeted amount of $1,417,150 for drilling, testing, stimulating, completing and equipping the initial well. Any additional costs are to be paid 70% by TexTerra and 30% by Davidson Energy. The remaining 30% working interest (30% of the 75% net revenue interest) shall be retained by Davidson Energy and Johnson Children's Trust.

TexTerra's initial well interest and TexTerra's interest in the remaining acreage under the leases shall, subject to the leases, be considered to be earned at the later to occur of (a) deposit by TexTerra of the costs of drilling the initial well, or (b) the deposit by TexTerra of the initial well dry hole costs with the operator, at which time Davidson Energy and Johnson Children's Trust shall deliver a fully executed and recordable assignment covering the leases which conveys to TexTerra a 70% working interest in the initial well spacing unit and a 50% working interest in all other acreage covered by the leases.

After the initial well, Davidson Energy and Johnson Children's Trust shall have the right, but not the obligation, to participate in a 50% interest in future wells on the lease. The rights of the parties pursuant to the Farmout Agreement will be subject to the terms of a joint operating agreement. In the event Davidson Energy and Johnson Children's Trust elect not to participate in future wells on the lease, they shall receive the carried interest discussed below.

In the event Davidson Energy and Johnson Children's Trust together decide not to participate in a future well or wells on the lease, Davidson Energy and Johnson Children's Trust shall promptly deliver a recordable assignment of their working interest in and to the leases and the spacing unit assigned to the proposed well, reserving therefrom a carried interest of a back-in 10% working interest. Such back-in interest shall become effective if and when TexTerra reaches payout on the lease. Payout shall be deemed to have occurred as of the first day of the month following the month in which the result of the following formula is equal to or greater than one: (a) TexTerra cumulative net production revenue (from initial well plus wells subject to backin interest), divided by (b) TexTerra cumulative cost (from initial well plus wells subject to backin interest).

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Funding for Drilling the Initial Well on the Davidson Leasehold
---------------------------------------------------------------

In January 2006, to fund its obligations under the Farmout Agreement with Davidson Energy and Johnson Children's Trust (the "Davidson Project"), TexTerra entered into The Limited Partnership Agreement of TexTerra, dated as of January 22, 2006, between TexTerra, Terra Resources, Inc., the general partner, and Enficon Establishment, a limited partner, which sets forth the rights and duties of the partners. Pursuant to the Limited Partnership Agreement, Enficon is responsible for $1,133,720, which is 80% of the budgeted costs ($1,417,150) for the initial well on the Davidson Project, and 80% of the expenditures for professional fees, including TexTerra'a oil and gas consultant, legal costs, title review fees, the costs of the Company's technical studies, and additional cash calls made by Terra Resources to cover the direct costs from third parties directly related to the Davidson Project.

If additional funding is required for the initial well, Terra Resources and Enficon are to be responsible for such additional costs in the ratio of 20% to 80%, respectively. Enficon's interest in TexTerra is limited to the initial well to be drilled in the Davidson Project, to the extent of 65% of the net revenue interest received by TexTerra after payment of a 5% overriding royalty to Terra Insight Corporation and after repayment of the budgeted costs paid by Enficon and Terra Resources. Until such budgeted costs are paid back in full to Enficon and Terra Resources, TexTerra will pay revenue it receives 80% to Enficon and 20% to Terra Resources after payment of the 5% overriding royalty to Terra Insight Corporation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C)         EXHIBITS

Exhibit     Description
Number      of Exhibit
-------     -----------

10.1* Farmout Agreement between Davidson Energy, L.L.C., Johnson Children's Trust No. 1, and TexTerra Exploration Partners LP, dated January 10, 2006.
10.2* Limited Partnership Agreement of TexTerra Exploration Partners, LP, dated as of January 22, 2006

-----------------
* Filed herewith.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMPUPRINT, INC.

Date: February 3, 2006
                                By:  /s/ Roman Rozenberg
                                     -----------------------
                                     Roman Rozenberg
                                     Chief Executive Officer

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